Exhibit 5.2

CONSENT OF FASKEN MARTINEAU DUMOULIN LLP

We hereby consent to the reference to our opinion under “Description of Debt Securities — Enforceability of Judgments” and the reference of our name in the section “Legal Matters” in the Registration Statement on Form F-10 of IAMGOLD Corporation filed on June 30, 2011. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada	/s/ Fasken Martineau DuMoulin LLP
June 30, 2011	Fasken Martineau DuMoulin LLP